UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 9, 2018

Date of Report (Date of earliest event reported)

GTX Corp

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53046	98-0493446
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 W. 9th Street, Suite 1214, Los Angeles, CA	90015
(Address of Principal Executive Offices)	(Zip Code)

213-489-3019

Registrant’s telephone number, including area code

N/A
(Former Name or former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events

(a)	On or about January 8, 2018 the Company entered into a convertible promissory note in the amount of $37,500.00, bearing interest at a rate of 12% with RB Capital Partners, Inc. Among other terms and conditions RB Capital Partners, Inc. had the right to convert all or a portion of the debt into shares of common stock of Company at a conversion price of $.002 per share. On or about August 3, 2018, the Company negotiated an amendment to said convertible note whereby the conversion price was increased to $.02 per share. This is a dramatic increase in the conversion price and represents a significant benefit to the Company and its shareholders. On or about August 6, 2018, RB Capital Partners, Inc. notified the Company it was converting $11,700 of the convertible promissory note into 585,000 shares of common stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

August 9, 2018	GTX Corp.

	By:	/s/ Patrick Bertagna
	Name:	Patrick Bertagna
	Title:	Chief Executive Office